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                                                                    EXHIBIT 99.1

CALLON PETROLEUM COMPANY
200 NORTH CANAL STREET
NATCHEZ, MISSISSIPPI 39120

                                                      [CALLON LOGO APPEARS HERE]


NEWS RELEASE
================================================================================
FOR IMMEDIATE RELEASE                                    CONTACT:
                                                         JOHN S. WEATHERLY
                                                         SENIOR VICE PRESIDENT
                                                         CHIEF FINANCIAL OFFICER
                                                         (610) 442-1601


                       CALLON PETROLEUM COMPANY TERMINATES
                         DEBT AND COMMON STOCK OFFERINGS

         Natchez, Mississippi (May 14, 2001) -- Callon Petroleum Company (NYSE -
CPE) announced today that it has terminated its offer to sell $225 million of Senior Notes due 2008 in an offering within the United States to qualified institutional investors and outside the United States to non-U.S. investors. The offering of senior notes was a condition to closing of Callon's public offering of common stock pursuant to the prospectus supplement dated May 10, 2001. As a result of the termination of the private offering of senior notes, the public offering of common stock has also been terminated pursuant to the underwriting agreement for such offering.

         Callon has been engaged in the exploration, development, acquisition and production of oil and gas in the Gulf Coast region since 1950. Callon's properties and operations are geographically concentrated in the offshore waters of the Gulf of Mexico.

         This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this Press Release, including statements regarding the Company's intended use of proceeds, are forward-looking statements. The Company can give no assurances that the assumptions upon which such forward looking statements are based will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") include volatility of oil and gas prices, the markets for oil and gas, environmental regulations, the substantial capital requirements associated with oil and gas operations and other factors are set forth in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for its 1998 fiscal year. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified by the Cautionary Statements.

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